Exhibit 99.2

CNET Networks, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Data

(in thousands, except per share data)
	Q1 '06	Q2 '06	Q3 '06	Q4 '06	Q1 '07	Q2 '07	Q3 '07
Revenues	$79,130	$87,789	$89,236	$113,104	$89,077	$94,602	$96,663
Operating expenses:
Cost of revenues (1)	38,810	38,026	39,676	43,369	41,892	40,418	40,604
Sales and marketing (1)	22,016	23,699	22,313	26,417	25,168	26,729	26,733
General and administrative (1)	14,757	13,590	14,876	18,548	16,046	15,917	17,224
Stock option investigation	—	1,401	5,825	6,519	4,429	2,859	406
Depreciation	4,556	4,961	5,517	6,457	7,059	6,571	6,364
Amortization of intangible assets	1,671	1,641	2,135	2,175	2,152	2,140	2,361
Goodwill impairments	—	—	1,418	1,375	—	—	—
Total operating expenses	81,810	83,318	91,760	104,860	96,746	94,634	93,692

Operating income (loss)	(2,680)	4,471	(2,524)	8,244	(7,669)	(32)	2,971

Non-operating income (expense):
Realized gains on investments, net	500	—	58	—	—	1,600	590
Interest income	1,152	1,280	1,565	874	638	934	1,019
Interest expense	(659)	(659)	(696)	(3,009	(1,346)	(1,327)	(1,231)
Other, net	140	(83)	(7)	(646)	301	(223)	862

Total non-operating expense	1,133	538	920	(2,781)	(407)	984	1,240

Income (loss) before income taxes	(1,547)	5,009	(1,604)	5,463	(8,076)	952	4,211
Income tax expense	76	205	420	633	182	95	1,426

Income (loss) from continuing operations	$(1,623)	$4,804	$(2,024)	$4,830	$(8,258)	$857	$2,785

Income (loss) per share from continuing operations:
Basic	$(0.01)	$0.03	$(0.01)	$0.03	$(0.05)	$0.01	$0.02
Diluted	$(0.01)	$0.03	$(0.01)	$0.03	$(0.05)	$0.01	$0.02
Shares used in calculating income (loss) from continuing operations per share
Basic	148,733	149,549	149,792	149,805	150,386	151,333	151,665
Diluted	148,733	152,775	149,792	152,559	150,386	152,751	152,793
(1) Includes stock compensation expense, which was allocated as follows:
Cost of revenues	$1,772	$1,777	$1,959	$1,434	$1,680	$1,191	$940
Sales and marketing	889	869	995	822	842	571	545
General and administrative	1,925	1,818	1,879	2,933	2,555	2,275	3,179

See accompanying note to unaudited pro forma condensed consolidated financial data.

Note to Unaudited Pro Forma Condensed Consolidated Financial Data

On August 2, 2004, CNET Networks acquired Twofold Photos, Inc. which operated the website www.Webshots.com (Twofold Photos, Inc. and Webshots are collectively referred to as “Webshots”). The results of operations of Webshots were included in CNET Networks’ historical statements of operations from the date of acquisition.

The unaudited pro forma condensed consolidated financial data presented herein give effect to the sale of our Webshots business unit for approximately $45 million in cash on October 25, 2007 (“Asset Sale”), and are derived from the unaudited pro forma condensed consolidated financial statements for the nine months ended September 30, 2007 included in exhibit 99.1 to our Current Report on Form 8-K filed on January 17, 2008, and the unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2006 included in exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2007 (the “2007 8-K”). The accompanying unaudited pro forma condensed consolidated financial data for the three months ended September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, presents the Company’s results of operations as if the Asset Sale had occurred on January 1, 2006.

The unaudited pro forma condensed consolidated financial data statements presented herein are based on estimates and information that is currently available and may change as additional information becomes available. Certain amounts presented differ from the amounts reported in the unaudited pro forma condensed consolidated financial information included in the 2007 8-K due to the refinement of the amounts. Such changes are not considered to be material.

In accordance with the provisions of SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we will reflect the results (including the results of the sale) of the Webshots business unit as a discontinued operation in our historical financial statements beginning with our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The unaudited pro forma condensed consolidated financial data presented herein should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 1, 2007, our Quarterly Report on Form 10-Q for the period ended September 30, 2007, filed with the Securities and Exchange Commission on November 5, 2007 and our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2007.